Exhibit 10.1.3

SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102

Performance Share Unit Award Certificate and Agreement

Name:	LEGAL NAME	Award Number:	AWARD NUMBER
Address:	ADDRESS	Plan:	2016 Omnibus Incentive Plan
	CITY STATE ZIP	Employee ID:	EMPLOYEE ID

Effective GRANT DATE (the “Grant Date”), you have been granted an Award of NUMBER OF UNITS GRANTED SandRidge Energy, Inc. (the “Company”) performance share units, subject to the following requirements and characteristics:
Target Allocation: NUMBER OF UNITS GRANTED
Performance Period: [X]
Time-based Condition (Vesting Period): [X]
Performance Conditions:  [X]

Maximum Units Awardable: [X]

Settlement Method: One share of SandRidge common stock per Performance Share Unit as awarded based on Company performance relative to Performance Conditions.
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This Award is granted under and governed by the terms and conditions of the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan and the Performance Share Unit Award Agreement. A copy of the Plan can be found under the Department – People & Culture tab of the Company’s intranet.
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PERFORMANCE SHARE UNIT AWARD AGREEMENT
PURSUANT TO THE
SANDRIDGE ENERGY, INC. 2016 OMNIBUS INCENTIVE PLAN

THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified in the Performance Share Unit Award Certificate attached hereto (the “Certificate”), is entered into by and between SandRidge Energy, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Share Units (“PSUs”) detailed in the Certificate to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1. Incorporation By Reference; Plan Document Receipt. This Agreement and the Certificate are subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are (a) expressly intended not to apply to the Award provided hereunder or (b) impair the Participant’s rights with respect to this Award without the consent of the Participant), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan or the Certificate. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2. Grant of Performance Unit Award. The Company hereby grants to the Participant, as of the Grant Date, the total number of PSUs specified above, each of which has the Target Value specified above, with the actual value to be paid out per PSU pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, but not to exceed the Maximum Value.
3. Vesting.
(a) In General. The PSUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance Condition”), as detailed in the Certificate. Except as expressly provided herein, none of the PSUs shall be “vested” for purposes of this Agreement, unless and until both the Time-Based Condition and the Performance Condition for such PSUs are satisfied and subject to the Participant’s continued service with the Company or any of its subsidiaries at such time.

(b) Change in Control. For the avoidance of doubt, (i) the PSUs shall fully vest at the target allocation as detailed in the Certificate if, during the term of this Agreement, there is a Change in Control and within six months thereafter, the Participant experiences a Termination without Cause or for Good Reason, provided that the Participant has not experienced a Termination prior to the consummation of the Change in Control, and (ii) in connection with a Change in Control or any other event described in Section 4.2 of the Plan, the Committee shall have the discretion to adjust the PSUs and the Performance Condition as provided in the Plan.
(c) Forfeiture. Subject to the provisions of Section 3(b) and/or any accelerated vesting provided under an effective agreement between the Company and the Participant, all PSUs for which the Time-Based Condition has not been satisfied prior to a Participant’s Termination for any reason shall be immediately forfeited upon such Termination and the Participant shall have no further rights to such PSUs hereunder. Any PSUs that do not attain threshold level of performance as of the end of the applicable Performance Period shall expire immediately following the date that the Committee determines the level at which the Performance Conditions are satisfied.
4. Payment. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to a PSU granted hereunder, the Participant shall receive consideration in accordance with the Settlement Method detailed in the Certificate within thirty (30) days of the Committee’s certification of the extent to which the Performance Conditions for the applicable Performance Period have been met.
5. Non-Transferability. No PSU may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein.
6. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
7. Withholding of Tax. The Participant agrees and acknowledges that the Company shall deduct or withhold from the consideration due with respect to the vesting of the PSUs an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs.
8. Entire Agreement; Amendment. This Agreement, together with the Plan and the Certificate, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter; provided that to the extent the Participant is party to an effective employment agreement with the Company, the terms set forth therein applicable to equity awards shall govern in the event of a conflict with Section 3 of this Agreement. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement and/or the Certificate from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement or the Certificate as soon as practicable after the adoption thereof.
9. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
10. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
11. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
12. Compliance with Laws. The grant of PSUs hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or pay any amounts due pursuant to this Agreement if any such issuance or payment would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
13. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
14. Binding Agreement; Assignment. This Agreement and the Certificate shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement and the Certificate without the prior express written consent of the Company.
15. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
17. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
18. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the Company has issued the Performance Units to the Participant pursuant to this Agreement as of the date first written above.

SANDRIDGE ENERGY, INC.

By:_________________________________

Name: William M. Griffin, Jr.

Title: President & Chief Executive Officer

  Signature Page to Performance Unit Award Agreement